Exhibit 10.2

EXHIBIT A

VOTING AGREEMENT

VOTING AGREEMENT, dated as of May 23, 2008 (this “Agreement”), by and among American Defense Systems, Inc., a Delaware corporation (the “Company”), and the stockholder listed on the signature page hereto under the heading “Stockholder” (the “Stockholder”).

WHEREAS, the Company and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a Securities Purchase Agreement, dated as March 7, 2008 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase, (i) shares of the Company’s Series A Convertible Preferred Stock (“Preferred Shares”), which Preferred Shares are convertible into shares of the common stock, par value $0.001 per share (the “Common Stock”); and (ii) warrants which are exercisable to purchase shares of Common Stock.

WHEREAS, as of the date hereof, the Stockholder owns the number of shares of Common Stock as set forth on Appendix A hereto; and

WHEREAS, as a condition to the willingness of the Investors to enter into that certain Consent and Agreement of Series A Convertible Preferred Stockholders, dated as of May 23, 2008 (the “Consent and Agreement”), the Investors have required that the Stockholder agree, and in order to induce the Investors to enter into the Consent and Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Stockholder and any other securities, if any, which the Stockholder is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of stockholders of the Company (the “Other Securities”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01.      Voting Agreement. Subject to the last sentence of this Section 1.01, the Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, the Stockholder shall vote the Common Stock and the Other Securities:  (a) in favor of the Stockholder Approval (as defined in the Consent and Agreement) as described in Section 4 of the Consent and Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Consent and Agreement or which could result in any of the conditions to the Company’s obligations under the Consent and Agreement not being fulfilled. The Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement, the Consent and Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement). The obligations of the Stockholder under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to each of the Investors as follows:

SECTION 2.01.      Authority Relative to This Agreement. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02.      No Conflict. (a)  The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any Stockholder or by which the Common Stock or the Other Securities owned by the Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Common Stock or Other Securities owned by the Stockholder are bound.

(b)           The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder.

SECTION 2.03.      Title to the Stock. As of the date hereof, the Stockholder is the owner of the number of shares of Common Stock set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Common Stock represent on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. Such Common Stock are all the securities of the Company owned, either of record or beneficially, by

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the Stockholder. Such Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder’s voting rights, charges and other encumbrances of any nature whatsoever, except for transfer restriction under federal or applicable state securities or blue sky law and that certain lock-up letter agreement (“Lock-Up Agreement”) with the Company dated March 7, 2008. No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by the Stockholder.

ARTICLE III

COVENANTS

SECTION 3.01.      No Disposition or Encumbrance of Stock. The Stockholder hereby covenants and agrees that he will comply with the terms and conditions of his Lock-Up Agreement.

SECTION 3.02.      Company Cooperation. The Company agrees that at any time in which any Stockholder Approval is required pursuant to Section 4 of the Consent and Agreement, it will use its reasonable best efforts to cause holders of Common Stock or Other Securities representing the percentage of outstanding capital stock required to vote in favor of the transactions contemplated by the Securities Purchase Agreement in order for the Company to comply with its obligations under Section 4 of the Consent and Agreement to so vote in favor of such transactions.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.      Further Assurances. Each Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to give effect to the voting agreement and other covenants of the Stockholder contemplated hereby.

SECTION 4.02.      Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03.      Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholder (other than the Securities Purchase Agreement, the Consent and Agreement and the other Transaction Documents) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholder with respect to the subject matter hereof.

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SECTION 4.04.      Amendment. The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company other than pursuant to the provisions of Section 4.07.

SECTION 4.05.      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.06.      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.07.      Termination. This Agreement shall terminate immediately following the occurrence of the Stockholder Approval.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of Stockholder and the Company has duly executed this Agreement.

THE COMPANY:

AMERICAN DEFENSE SYSTEMS, INC.

By:
Name:
Title:
Dated: May , 2008

STOCKHOLDER:

Dated: May , 2008
Address:

APPENDIX A

Stockholder	Common Stock Owned	Percentage of Common Stock Outstanding	Voting Percentage of Common Stock Outstanding